NOTICE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS

     The 2002 Annual Meeting of Shareholders of DiaSys Corporation (the "Company") will be held on Thursday, April 3, 2003 at 10:00 a.m. CST at the offices of Shefsky & Froelich Ltd., 444 North Michigan Avenue, Suite 2500, Chicago, Illinois 60611. At the Annual Meeting, shareholders will be asked to:
*  Elect six Directors to serve on the Company's Board of Directors,
* Ratify the appointment of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending June 30, 2003; and
* Transact such other business as may properly come before the meeting or any adjournment thereof.
     Only shareholders of record as of the close of business on February 14, 2003 will be entitled to vote at the Annual Meeting. A list of shareholders eligible to vote will be available for inspection at the meeting and during business hours at the Company's principal executive offices from March 24, 2003 to the date of the meeting on April 3, 2003.
     Whether or not you expect to attend the Annual Meeting, your proxy vote is very important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed within the United States.

By order of the Board of Directors
Robert Wigoda, Secretary
DiaSys Corporation
81 West Main Street
Waterbury, CT 06702-2115
February 20, 2003


              IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE
             COMPLETED AND PROMPTLY RETURNED.


DIASYS CORPORATION
81 West Main Street
Waterbury, CT 06702-2115

________________________
PROXY STATEMENT
________________________

     This Proxy Statement is furnished to the you in connection with the solicitation of proxies by the Board of Directors of DiaSys Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on Thursday, April 3, 2003 at 10:00 a.m. CST at the offices of Shefsky & Froelich Ltd., 444 North Michigan Avenue, Suite 2500, Chicago, Illinois 60611. Proxies may be solicited by the Company's employees by mail, telephone, facsimile or in person. The Company will pay all costs associated with the solicitation of proxies.
     The Annual Report of the Company as filed with the Securities and Exchange Commission on Form 10-KSB, as amended, including the financial statements of the Company for the fiscal year ended June 30, 2002, is enclosed herewith. These materials are not part of this proxy solicitation.
     This Proxy Statement and the accompanying form of proxy are being mailed to the Company's shareholders on or about February 27, 2003.
INFORMATION CONCERNING THE ANNUAL MEETING

Matters to be voted on at the Annual Meeting of Shareholders.
At the Annual Meeting, shareholders will vote on the following matters:
*  to elect six Directors to serve on the Company's Board of Directors,
* to ratify the appointment of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending June 30, 2003, and
* to transact such other business as may properly come before the meeting or any adjournment thereof.
Recommendations of the Board of Directors.
The Board of Directors recommends that the Company's shareholders vote:
* FOR each of the six Director nominees to serve on the Company's Board of Directors; and
* FOR ratifying the appointment of Deloitte & Touche, LLP as the Company's independent auditors for fiscal year 2003.
Shareholders eligible to vote at the Annual Meeting of Shareholders.
     The Company's shareholders of record as of the close of business on February 14, 2003, the record date for the meeting, are entitled to vote at the meeting or any adjournment of the meeting.
How to vote at the Annual Meeting of Shareholders.
     Shareholders may cast their vote either in person at the meeting or by properly completing and mailing the enclosed proxy card. All proxies properly executed on the accompanying proxy card and received prior to the meeting date will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named Director nominees and approval of the other proposals set forth in the Notice of Annual Meeting of Shareholders. The Board of Directors of the Company knows of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.
How to revoke a previously granted proxy.
     Any person giving a proxy may revoke it by delivering written notice to the Company at any time prior to exercise of the proxy. The written notice will not be effective until it is received by the Company. Alternatively, any person giving a proxy may revoke it by attending the meeting and voting in person at the meeting. Mere attendance at the meeting without further action will not revoke a previously granted proxy.
Number of shares that may be voted at the Annual Meeting of Shareholders.
     The Company has one class of voting securities outstanding: common stock, par value $.001 per share ("Common Stock"). As of February 14, 2003, there were 10,674,971 shares of Common Stock issued and outstanding. Each shareholder of record as of the close of business on February 14, 2003 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting. The Company's Common Stock is listed on the American Stock Exchange under the symbol, "DYX."
Number of votes needed to elect the Company's Board of Directors.
     The six Director nominees receiving the highest number of "FOR" votes will be elected as Directors of the Company. This is referred to as a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the election of Directors. A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder and (2) the broker lacks the authority to vote the shares at his or her discretion.


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows how much of the Company's Common Stock is beneficially owned by: (i) each of the Company's directors and director nominees; (ii) each of the Company's named executive officers; and (iii) each person (or group) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. This information is as of February 14, 2003.

Name                      Number of Shares    Percentage of Ownership (1)
Directors and Director
Nominees (and current
executive officers)
Marshall Witzel  (2)      266,000             2.49%
Robert Wigoda    (3)           --                --
Sherwin Gilbert  (4)           --                --
Kenneth Grossman (5)       61,700             0.58%
Morris Silverman (6)    2,275,694            21.32%
Gregory Witchel  (7)           --                --

Executive officers
and directors as a
group (6 persons)       2,603,394            24.39%

Named Executive Officers
Todd DeMatteo    (8)      730,313             6.84%
Diane Sentner    (9)       22,288             0.21%
Conard Shelnut  (10)      388,954             3.64%

Other shareholders known
by the Company to hold more
than 5% of the Company's
Common Stock

Committee of Concerned
Shareholders    (11)    4,315,540            40.43%



(1) Based on there being 10,674,971 shares of Common Stock outstanding as of February 14, 2003.

(2) Mr. Witzel serves as the Company's President and Chief Executive Officer and as a member of the Company's Board of Directors. His mailing address is 81 West Main Street, Waterbury, CT 06702-2115.

(3) Mr. Wigoda serves as the Company's Secretary and as a member of the Company's Board of Directors. His mailing address is 444 N. Michigan Avenue, Suite 2600, Chicago, IL 60611.

(4) Mr. Gilbert's mailing address is 600 Buffalo Grove Road, Buffalo Grove, IL 60089.

(5) Mr. Grossman's mailing address is 225 W. Hubbard Street, Suite 600, Chicago, IL 60610. Mr. Grossman beneficially owns the shares through the Kenneth S. Grossman IRA.

(6) Mr. Silverman serves as Chairman of the Board of Directors. His mailing address is c/o MS Management, 790 Estate Drive, Suite 100, Deerfield, IL 60015. Of the 2,275,694 shares, 1,377,256 shares are owned by the Silverman Family Trust. Mr. Silverman is trustee of the Silverman Family Trust. Additionally, 117,188 shares may be purchased by Mr. Silverman upon exercise of a warrant exercisable at $0.88 per share.

(7) Mr. Witchel's mailing address is 60 East 42nd Street, Suite 746, New York, NY 10165.

(8) Mr. DeMatteo served as the Company's Chief Executive Officer and President until January 28, 2003. Mr. DeMatteo's mailing address is 2 Mountain Spring Road, Farmington, CT 06032.

(9) Ms. Sentner served as the Company's Chief Financial Officer until February 7, 2003 and currently works as a consultant to the Company. Ms. Sentner's mailing address is 81 West Main Street, Waterbury, CT 06702-2115.

(10) Mr. Shelnut served as the Company's Secretary until January 22, 2003. Mr. Shelnut's mailing address is 1970 N. Leslie Street, Unit 205, Pahrump, NV 89060. The shares beneficially owned by Mr. Shelnut include options to purchase 200,000 shares of the Company's Common Stock pursuant to one or more of the Company's Incentive and/or Non-Qualified stock option plans.

(11) The Committee of Concerned Shareholders is a group of shareholders who joined together to effectuate the change in composition of the Company's Board of Directors. See the section entitled, "Change in Composition of the Board of Directors." The Group consists of 37 shareholders of the Company. Collectively, these shareholders own 4,315,540 shares, representing approximately 40.43% of the Company's outstanding Common Stock. Messrs. Silverman, Witzel and Grossman are members of the Committee. The Committee's mailing address is c/o MS Management, 790 Estate Drive, Suite 100, Deerfield, IL 60015.
CHANGE IN COMPOSITION OF THE BOARD OF DIRECTORS

     At the 2001 annual meeting held on February 1, 2002, the Company's shareholders elected the following persons to serve as members of the Company's Board of Directors: Robert Carroll, Todd DeMatteo, Robert Engel, Stuart Robbins, Conard Shelnut and Anthony Towell. In November 2002, the Board of Directors appointed Mr. Morris Silverman to the Board of Directors. On December 18, 2002, Mr. Silverman, together with thirty-six (36) other shareholders collectively owning approximately 41% of the Company's outstanding Common Stock (the "Group"), filed a Schedule 13D with the Securities and Exchange Commission announcing the Group's intention to effect a proxy contest to effect a change in the composition of the Company's Board of Directors. On January 21, 2003, the Company announced that it reached an agreement with the Group. The Company's special committee of independent directors recommended the agreement be accepted by the Board of Directors after determining that the agreement presented the best alternative of preserving and maximizing shareholder value of the Company. Under the terms of the Agreement, each member of the Board of Directors, except Mr. Todd DeMatteo and Mr. Morris Silverman, resigned and the Group's director nominees, Sherwin Gilbert, Kenneth Grossman, Robert Wigoda, Gregory Witchel and Marshall Witzel, were appointed to fill the vacancies effective January 22, 2003. Mr. Morris Silverman was appointed to serve as the Chairman of the Board. Additionally, Mr. DeMatteo resigned from his position as Chief Executive Officer of the Company, and Mr. Marshall Witzel was appointed as his successor. On January 28, 2003, Mr. DeMatteo resigned from his position as a member of the Company's Board of Directors and from his position as President of the Company. Subsequently, Mr. Marshall Witzel was appointed to serve as President and Chief Executive Officer of the Company. On February 6, 2003, the Company's Chief Financial Officer, Diane Sentner, tendered her resignation to the Company effective February 7, 2003. Ms. Sentner has agreed to work as a consultant to the Company for a transition period through at least March 31, 2003. The Company is currently interviewing candidates to assume the position of Chief Financial Officer.
FIRST PROPOSAL: ELECTION OF DIRECTORS

     At the 2002 Annual Meeting of Shareholders, the Company will ask its shareholders to elect the following persons to the Company's Board of
Directors: Marshall Witzel, Robert Wigoda, Morris Silverman, Sherwin Gilbert, Kenneth Grossman and Gregory Witchel. The six directors elected at the Annual Meeting will serve in such capacity until the next Annual Meeting and/or until their successors are duly qualified and elected.
     If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election. Set forth below is certain information concerning each nominee for Director of the Company. All of the nominees are currently Directors of the Company.
     Shareholders' proxies will be voted "FOR" electing the six Director nominees unless a specification is made to withhold the vote. The six Director nominees receiving the highest number of votes will be elected to serve as Directors. Abstentions and broker non-votes will not affect the election of the Directors.

Director Nominees          Age          Company Position
Marshall Witzel            76           Chief Executive Officer,
                                        President and Director
Robert Wigoda              48           Secretary, Director
Morris Silverman           71           Chairman of the Board
                                        of Directors
Sherwin Gilbert            60           Director
Kenneth Grossman           57           Director
Gregory Witchel            42           Director



    Below is certain biographical information about each director nominee.
     Marshall Witzel joined the Company in January 2003 as the Company's President and Chief Executive Officer, and as a member of the Company's Board of Directors. Mr. Witzel has extensive experience in the health care field. He is a degreed bacteriologist with a strong working knowledge of the increasing demands faced by medical professionals in day-to-day patient care. From 1989-1996, Mr. Witzel served as President and Senior Consultant of Hollister Corporation, a company which purchased Heelbo, Inc., a health care corporation founded by Mr. Witzel. From 1973-1989, Mr. Witzel served as President and CEO of Heelbo, Inc., a health care product development company founded by Mr. Witzel which increased its product line from one product to thirty products by the time the company was acquired by Hollister Corporation. Mr. Witzel received his B.S. degree from the University of Illinois in 1949, and his M.B.A. from the University of Chicago in 1967.
     Robert Wigoda joined the Company in January 2003 as the Company's Secretary and as a member of the Company's Board of Directors. Mr. Wigoda is an attorney licensed to practice law in the State of Illinois. He was admitted to the Illinois bar in November 1979. Since 1989, Mr. Wigoda has been a partner of Wigoda & Wigoda, a law firm in Chicago, Illinois, where he practices general corporate and commercial real estate law. He received his B.S. degree from the University of Illinois, and his J.D. degree at John Marshall Law School.
     Morris Silverman has served on the Company's Board of Directors since November 2002 and currently serves as Chairman of the Board. Mr. Silverman is the majority owner and Chairman of the Board of M.S. Management Corporation, a private finance company with over 250 branches nationwide. Mr. Silverman has several years of experience in strategic planning and operations within and outside the medical community. He served as the Chairman of Medical Financial Services, Inc., an accounting and receivable financing company for the medical profession from 1975 to 1985. Prior thereto, Mr. Silverman served as Vice President of Operations for Petrie Stories, a New York Stock Exchange-listed company. Mr. Silverman received a B.S. degree in business administration and accounting from the University of Illinois in 1954.
     Sherwin Gilbert joined the Company's Board of Directors in January 2003. Mr. Gilbert serves as Vice President-Taxation of Indeck Energy Services, Inc., a developer and operator of regeneration power plants. From 1977 to 2002, Mr. Gilbert served as a tax partner of BDO Seidman, LLP, an international public accounting firm. Mr. Gilbert received his B.S. degree in accounting from University of Illinois and his J.D. degree from DePaul University.
     Kenneth Grossman joined the Company's Board of Directors in January 2003. Mr. Grossman currently serves as a portfolio manager, analyst and director for the Cedar Street Funds. Prior to his involvement with Cedar Street Funds, Mr. Grossman co-founded the investment advisory firm of Hahn Holland & Grossman (subsequently HGT Advisors) in 1983, where he developed an expertise in the management of municipal pension plans. Mesirow Financial purchased HGT Advisors in 1996 and retained Mr. Grossman as a Senior Managing Director. Mr. Grossman co-managed Mesirow Financial's small-cap equity portfolio and fixed income portfolio, as well as being involved with marketing efforts and client-servicing on behalf of Mesirow Financial. In addition, Mr. Grossman has lectured at Roosevelt University and was an advisor to the Pension Fund Committee for the State of Illinois Governor's Commission. Mr. Grossman received his B.S. degree in finance, cum laude, in 1968 from the University of Miami, and his M.B.A. degree in finance and economics from the University of Chicago in 1970.
     Gregory Witchel joined the Company's Board of Directors in January 2003. Since 1985, Mr. Witchel has served as a principal of Scharff, Witchel & Co., Inc., a firm specializing in the direct private placement of equity securities from public issuers to international and domestic institutional investors. Its institutional investors include banks, life insurance companies, investment advisors and mutual funds. Mr. Witchel received his B.S. degree from Ithaca College in 1982, and his M.B.A. from Baruch College C.U.N.Y. in 1988.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FIRST
PROPOSAL TO ELECT MARSHALL WITZEL, ROBERT WIGODA, MORRIS
SILVERMAN, SHERWIN GILBERT, KENNETH GROSSMAN AND GREGORY WITCHEL
TO THE COMPANY'S BOARD OF DIRECTORS.


Board Committees and Meeting Attendance During Fiscal Year 2002
     The Board of Directors has established two committees - the Executive Compensation and Stock Option Committee and the Audit Committee. A description of each committee is set forth below:
     Executive Compensation and Stock Option Committee. During fiscal year 2002, the Executive Compensation and Stock Option Committee consisted of four members: Mr. Robert Carroll (Chairman), Mr. Anthony Towell, Dr. Robert Engel and Mr. Stuart Robbins. Effective January 22, 2003, the directors comprising the Executive Compensation and Stock Option Committee resigned. Effective February 7, 2003, the Board of Directors appointed Mr. Kenneth Grossman and Mr. Gregory Witchel to serve on the Executive Compensation and Stock Option Committee. The committee reviews compensation of the Chief Executive Officer and the executive staff and has the authority to grant options under the Company's incentive or non-qualified stock option plans.
     Audit Committee. During fiscal year 2002, the Audit Committee consisted of four members: Mr. Anthony Towell (Chairman), Dr. Robert Engel, Mr. Robert Carroll and Mr. Stuart Robbins. Effective January 22, 2003, the directors comprising the Audit Committee resigned. Effective February 7, 2003, the Board of Directors appointed Mr. Sherwin Gilbert and Mr. Kenneth Grossman to serve on the Audit Committee. The committee members are "independent" as defined by the American Stock Exchange listing standards. The committee meets with the Company's independent auditors and management to review the scope and results of audits and recommendations made by those persons with respect to internal and external accounting controls and specific accounting and financial reporting issues and to assess corporate risk.
     During the 2002 fiscal year, the Board of Directors consisted of Messrs. Robert Carroll, Todd DeMatteo, Robert Engel, Stuart Robbins, Conard Shelnut and Anthony Towell. During such year the Board of Directors held four regular meetings and four special meetings. The Executive Compensation Committee and Stock Option Committee and the Audit Committee met four and five times, respectively. During the 2002 fiscal year, each Director attended 100% of the aggregate of (i) the regular meetings of the Board and (ii) the meeting of the committees of the Board on which such Director served.
Report of the Audit Committee
     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles in the United States of America.
     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the year ended June 30, 2002. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Also, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.
Anthony Towell, Chairman of the Audit Committee
Robert Engel
Robert Carroll
Stuart Robbins

Fees Paid To Independent Auditors
Audit Fees:
     The Company paid Wiss & Company, the Company's previous independent auditors, an aggregate of $93,000 for independent auditing services for the fiscal year ended June 30, 2002.
     The Company paid to Doyle Emery Key Mansell, the Company's previous independent auditors in the United Kingdom, an aggregate of $10,140 for independent auditing services for the fiscal year ended June 30, 2002.
All Other Fees:
     The Company paid Charles Heaven & Co., an aggregate of $8,000 for professional services rendered to the Company (including tax return preparation work).
Compensation of Directors
     Directors are not compensated for attending Board or Committee meetings. They are, however, reimbursed for expenses incurred for attendance. Each Director, who is not an employee, receives a non-discretionary, annual grant of options to purchase 20,000 shares of the Company's Common Stock pursuant to either of the Company's Stock Incentive Plans.

EXECUTIVE OFFICERS OF THE COMPANY

     During fiscal year 2002, Mr. Todd DeMatteo served as the Company's Chief Executive Officer and President, Mr. Conard Shelnut served as the Company's Secretary and Ms. Diane Sentner served as the Company's Chief Financial Officer. Effective January 22, 2003, Mr. Todd DeMatteo resigned from his position as the Company's Chief Executive Officer and Mr. Shelnut resigned from his position as the Company's Secretary. Mr. Marshall Witzel was appointed to serve as the Company's Chief Executive Officer and Mr. Robert Wigoda was appointed to serve as the Company's Secretary. Effective January 28, 2003, Mr. DeMatteo resigned from his position as President of the Company and as a member of the Board of Directors. Mr. Marshall Witzel was appointed to serve as the Company's President and Chief Executive Officer. Effective February 7, 2003, Ms. Diane Sentner resigned from her position as the Company's Chief Financial Officer. Ms. Sentner has agreed to provide consulting services to the Company for a transition period through at least March 31, 2003. The Company is currently interviewing candidates to assume the position of Chief Financial Officer.
     Messrs. Witzel and Wigoda are also directors of the Company. Certain biographical information of Messrs. Witzel and Wigoda is included under the section entitled, "First Proposal: Election of Directors."
     There are no family relationships by, and among, any Director, Executive Officer, or person nominated, or chosen, by the Company to become a Director or Executive Officer of the Company.
EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company had an employment agreement with Mr. Todd DeMatteo, its former President/Chief Executive Officer. The agreement was for a one-year term effective January 1, 2002. Under the terms of the agreement, Mr. DeMatteo was required to devote substantially all of his professional time to performing the duties defined in his agreement or as such duties may from time to time be modified by the Company. Additionally, Mr. DeMatteo could be terminated for "Cause" and "Without Cause" and was entitled to participate in any and all employee benefits programs and/or plans sponsored by the Company including, but not limited to, stock option plans, stock bonus plans, profit sharing plans and other such programs as and if adopted. As a condition to his employment, Mr. DeMatteo was (a) required to keep in confidence and trust all proprietary information of the Company; (b) required not to use or disclose the proprietary information of the Company or anything related to it without the prior written consent of the Company; and (c) pledged and warranted that during the term of employment with the Company, he would not engage in any activity, employment, consultation, or otherwise which directly or indirectly competes with the business of the Company. Additionally, the agreement contains a provision which provides that in the event that Mr. DeMatteo is terminated due to an acquisition, merger or certain types of changes in control of the Company, he is entitled to receive severance compensation in an amount equal to two and one-half times (2 1/2) the amount of compensation received in the twelve (12) month period immediately preceding the effective date of such change. Through the term of the agreement, Mr. DeMatteo's base compensation was fixed at $250,000 per year.
     Mr. DeMatteo alleges that the Group's filing of the Schedule 13D on December 18, 2002 triggered his termination and constituted a "change in control" under his employment agreement entitling him to a severance payment equal $875,000. See the section entitled, "Change in Composition of the Board of Directors." On January 24, 2003, the Company received a demand letter from attorneys for Mr. DeMatteo demanding payment of the severance payment and threatening legal action if the demand is not met. The Company believes that it has meritorious defenses to Mr. DeMatteo's claims and continues to negotiate a settlement with Mr. DeMatteo.
EXECUTIVE COMPENSATION

     The following table sets forth compensation information for the Company's Chief Executive Officer and other officer who received compensation in excess of $100,000 and served as an executive officer at June 30, 2002.

Summary Compensation Table

                                Annual Compensation               Long-Term Compensation

Name and          Year   Salary      Bonus     Other                         LTIP    All Other
Position                                      Compensation      Option       Payout
Compensation
                                                   ($)          Awards (#)    ($)         ($)
Todd M. DeMatteo  2002   $250,000    $    0     $    0          $ 75,000 (3)  $0          $0
President, CEO
                  2001    212,500    80,000 (1) 29,464 (1),(2)    50,000 (4)   0           0

                  2000    175,000    38,113     20,000 (1)       100,000 (5)   0           0

Diane J. Sentner
Chief Financial
 Officer          2002    100,000         0          0            10,000 (6)   0.          0


(1) Represents incentive compensation earned by Mr. DeMatteo in years 1999 and 2000 under the terms of an employee agreement in connection with the establishment of the Allegiance Healthcare Plan Agreement, expansion of business relationships between the Company and Hua Sin Science Co., Ltd. in Guangzhou, China and achievement of certain other objectives.

(2) Represents incentive compensation earned by Mr. DeMatteo in 2001 under the terms of an employment agreement effective January 1, 2001 in connection with the establishment of a strategic cooperative selling plan with Bayer Corporation.

(3) Represents 50,000 shares under the 2000 Incentive Stock Option Plan and 25,000 shares under the Non-Qualified Plan.

(4) Represents 50,000 shares under the 2000 Incentive Stock Option Plan.

(5) Represents 50,000 shares under the 1993 Incentive Stock Option Plan and 50,000 shares under the Nonqualified Plan.

(6) Represents 10,000 shares under the 2000 Incentive Stock Option Plan. Stock Option Grants During Fiscal Year 2002

The following table sets forth information with respect to grants of options pursuant to the Company's Incentive Stock Option Plans to the Company's executive officers as of June 30, 2002. No stock appreciation rights were granted during the 2002 fiscal year.

                         % of Total                                     Potential
                         Options                                        Realizable Value
                         Granted to     Exercise                        at Assumed Rate
               Options   Employees      or Base                          of Stock Price
               Granted   in Fiscal      Price       Expiration           Appreciation
Name            (#)        Year         ($/sh)      Date                     (1),(2)
                                                                       5% ($)     10%
($)
Todd DeMatteo  75,000    20%            $1.20       02/01/12            $56,600
$143,500
Diane Sentner  10,000     3%            $1.20       02/01/12              7,500
19,100
Conard Shelnut 10,000     3%            $1.20       02/01/12              7,500
19,100
Conard Shelnut 20,000     5%            $0.75       02/25/12              9,400
23,900


(1) The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model.

(2) These rates are hypothetical as mandated by the Securities and Exchange Commission, and the Company does not make any representations regarding future appreciation in the market price of its Common Stock.
Aggregated Option Exercises in Fiscal Year 2002 and Year-end Option Value

     The following table sets forth information with respect to the executive officers concerning the exercise of stock options during the 2002 fiscal year and unexercised options held as of the end of the fiscal year:

               Shares                 Number of Unexercised    Value of Unexercised
"in-
               Acquired               Options at Year End     the-money" Options at
Year
                 on          Value    (exercisable/                   End (1)
Name           Exercise   Realized    unexercisable)
(exercisable/unexercisable)
Todd DeMatteo  0          0           50,000/175,000         0/0
Diane Sentner  0          0                0/ 30,000         0/0
Conard Shelnut 0          0          130,000/ 70,000         0/0



(1) Represents the difference between the closing price of the Common Stock on June 30, 2002 and the exercise price of the options.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In September 2001, the Company found reason to believe that Mr. Paul Reardon, the Managing Director of DiaSys Europe Limited, the Company's subsidiary, was engaging in competitive practices in violation of his employment agreement and the Share Purchase Agreement between the Company and the shareholders of Intersep. Subsequently, the Company discovered evidence that strongly suggested that Mr. Reardon was attempting to divert the business of DiaSys Europe to HealthTest Limited, a company that Mr. Reardon was a Director and a participant in further breach of contract. The evidence further suggested that Mr. Reardon assisted HealthTest to obtain the customer, distributor, and supplier lists of DiaSys Europe, and permitted HealthTest to operate from the premises of DiaSys Europe. On November 13, 2001, following a meeting called to review these improprieties with Mr. Reardon, Mr. Reardon was immediately discharged from employment for cause, and the Company served injunctive court orders on HealthTest Limited, Mr. Reardon, and two past employees of the DiaSys Europe Limited (the "Respondents"). The Company temporarily installed Mr. Robert P. Carroll, a former Director of the Company, as interim acting Managing Director, and in January 2002, hired Mr. Reardon's replacement. Mr. Carroll received $43,660 for his services.
     On October 11, 2002, Mr. DeMatteo loaned the Company $53,500. On December 16, 2002, Mr. DeMatteo loaned the Company an additional $46,500. On December 20, 2002, Mr. DeMatteo and the Company executed a promissory note for a principal amount of $100,000 to evidence the loans. Under the terms of the promissory note, interest accrues on the unpaid principal balance at a rate of 6% (changing to a rate of 12% if the note is not timely paid), and the note matures on January 31, 2003. The note is secured by all of the assets of the Company. On February 3, 2003, the Company received a demand letter from attorneys for Mr. DeMatteo demanding payment of principal and interest due under the note. On February 10, 2003, the Company received another demand letter from Mr. DeMatteo's attorneys demanding payment on the promissory note. Mr. DeMatteo's attorneys have advised Mr. DeMatteo to proceed with all remedies available to him under the promissory note including notifying account debtors of the Company to make payments directly to Mr. DeMatteo to satisfy the $100,000 loan plus interest and costs. The Company is currently negotiating this matter with Mr. DeMatteo and his attorneys.
     In January 2003, Mr. Morris Silverman, the Company's Chairman of the Board, loaned the Company $200,000. The loan is evidenced by an unsecured promissory note. The note is payable on demand. Interest accrues on the unpaid principal balance at a rate of 8.5% per annum.
     In February 2003, Mr. Marshall Witzel, the Company's President and Chief Executive Officer, loaned the Company $100,000. The loan is evidence by an unsecured promissory note. The note is payable on demand. Interest accrues on the unpaid principal balance at a rate of 8.5% per annum.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Ownership of, and transactions in, the Company's stock by its executive officers and directors are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. Based on the Company's records and other information, the Company believes that all filings required under Section 16(a) were timely filed except the Company believes that Mr. J. Virgil Waggoner may have owned more than ten percent of the Company's outstanding Common Stock and purchased and sold shares of Common Stock without reporting such transactions on a Form 3, 4 or 5.
SECOND PROPOSAL: RATIFY APPOINTMENT OF DELOITTE & TOUCHE, LLP

     The Board of Directors has selected Deloitte & Touche, LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 2003. Although not required by law or otherwise, the Board's selection is being submitted to the shareholders as a matter of corporate policy for their approval.
     The Company anticipates that a representative of Deloitte & Touche, LLP will be present at the meeting and, if present, this representative will be given the opportunity to make a statement if he or she desires to do so. The Company also anticipates that this representative will be available to respond to appropriate questions from shareholders. If this proposal is not approved, the Board of Directors will investigate the reasons for rejection and reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS SECOND
PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE, LLP
AS THE COMPANY'S INDEPENDENT AUDITORS.


SHAREHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission permit all shareholders of the Company, after appropriate notice to the Company, to present proposals for shareholder action in the Company's Proxy Statement if such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2003 Annual Meeting of Shareholders is expected to be held on or about February 6, 2004, and proxy materials in connection with that meeting are expected to be mailed on or about January 2, 2004. Shareholder proposals, prepared in accordance with the proxy rules, must be received by the Company on or before June 25, 2003.


OTHER MATTERS

 The Board of Directors does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the meeting.
                                            By Order of the Board of Directors
Robert Wigoda, Secretary
February 20, 2003